UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 9, 2021
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)
Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

+852-3107-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHTC	The NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

George K. Broady notified Natural Health Trends Corp. (the “Company”) on March 9, 2021 that he has decided not to stand for re-election to the Board of Directors of the Company at its upcoming 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Broady intends to continue serving as a member of the Board of Directors through the date of the Annual Meeting. Mr. Broady cited his desire to prioritize his personal and family affairs as the reason for his decision not to seek re-election. Mr. Broady indicated that his decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

“It has been a great privilege to be part of the Company’s evolution over the years,” commented Mr. Broady. “Since I joined the Board back in 2008, the Company experienced periods of tremendous growth and also persevered through periods of significant challenges, which ultimately made it stronger and better positioned for the future. Though I will not be standing for re-election at the upcoming Annual Meeting of Stockholders, I am excited by the future prospects the Company holds. I have full confidence in the Board and management team’s ability to guide the Company forward in a smooth and orderly manner and look forward to remaining an ongoing stakeholder in the Company’s success.”

The Company wishes to thank Mr. Broady for his many years of service to the Company. Randall A. Mason, Chairman of the Board, added, “On behalf of the Board, I’d like to extend my deepest gratitude to Mr. Broady for his dedicated service, insight and guidance to Natural Health Trends for more than a decade. His contributions have been instrumental to the Company and its shareholders in numerous ways and they will continue to add benefit as we progress.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021
NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer